As Filed With the Securities and Exchange Commission on June 9, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington. D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

QUESTCOR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

California	33-0476164
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3260 Whipple Road, Union City, California 94587
(Address of Principal Executive Offices)

2006 Equity Incentive Award Plan
2003 Employee Stock Purchase Plan
(Full title of the plan)

James L. Fares
President and Chief Executive Officer
Questcor Pharmaceuticals, Inc.
3260 Whipple Road
Union City, California 94587
(Name and address of agent for service)
(510) 400-0700
(Telephone number, including area code, of agent for service)
Copies to:
Michael H. Mulroy, Esq.
Stradling Yocca Carlson & Rauth
660 Newport Center Drive, Suite 1600,
Newport Beach, California 92660
(949) 725-4000
CALCULATION OF REGISTRATION FEE

		Proposed
		Maximum	Proposed Maximum
Title of Securities	Amount To Be	Offering Price	Aggregate Offering	Amount Of
To Be Registered	Registered (1)	Per Share (2)	Price (2)	Registration Fee
Common Stock, no par value (3)	6,250,000 shares	$—	$—	$1,190.38
Common Stock, no par value (4)	1,500,000 shares (5)	$—	$—	$285.69

(1)	Pursuant to Rule 416(a), also registered hereunder are an indeterminate number of shares which may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant’s 2006 Equity Incentive Award Plan and 2003 Employee Stock Purchase Plan.
(2)	In accordance with Rule 457(h), the aggregate offering price of the 7,750,000 shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and the low prices reported by the American Stock Exchange for the Common Stock on June 7, 2006, which was $1.78 per share.
(3)	Shares available for issuance under the 2006 Equity Incentive Award Plan.

(4)	Shares available for issuance under the 2003 Employee Stock Purchase Plan.
(5)	Additional shares eligible under the 2003 Employee Stock Purchase Plan. An aggregate of 900,000 shares of Common Stock available for issuance under the 2003 Employee Stock Purchase Plan have previously been registered on a Registration Statement on Form S-8 filed on May 30, 2003 (Registration No. 333-105694).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
     (a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 30, 2006.
     (b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the Commission on May 12, 2006.
     (c) The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 10, 2006.
     (d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report referred to in (a) above.
     (e) The description of Registrant’s common stock contained in its Registration Statement on Form 8-A filed with the SEC on October 26, 1992, as amended.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Item 6. Indemnification of Directors and Officers.
     (a) Section 317 of the California General Corporation Law authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. This limitation on liability has no effect on a director’s liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its security holders or that involve the absence of good faith on the part of the director, (iii) relating to any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its security holders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its security holders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its security holders, (vi) under Section 310 of the California General Corporation Law (concerning contracts or transactions between the corporation and a director) or (vii) under Section 316 of the California General Corporation Law (directors’ liability for improper dividends, loans and guarantees). The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to our security holders for any violation of a director’s fiduciary duty to us or our security holders. Although the validity and scope of the legislation underlying the provision have not yet been interpreted to any significant extent by the California courts, the provision may relieve directors of monetary liability to us for grossly negligent conduct, including conduct in situations involving attempted takeovers of Questcor.
     (b) In accordance with Section 317, our Amended and Restated Articles of Incorporation, or Articles, limit the liability of a director to us or our security holders for monetary damages to the fullest extent permissible under California law, and authorizes us to provide indemnification to our agents (including our officers and directors), subject to the limitations set forth above. Our Bylaws further provide for indemnification of corporate agents to the maximum extent permitted by the California General Corporation Law.
     (c) We also maintain insurance policies that insure our officers and directors against liabilities arising from their positions.
     The foregoing summaries are necessarily subject to the complete text of the statute, our Articles and our Bylaws referred to above and are qualified in their entirety by reference thereto.
     Item 7. Exemption from Registration Claimed.
     Not applicable.

Item 8. Exhibits.
     The following exhibits are filed as part of this Registration Statement:

Number	Description

4.1	Amended and Restated Articles of Incorporation of Questcor Pharmaceuticals, Inc. (filed as an exhibit to the Company’s Registration Statement on Form S-8, Registration Statement No. 333-30558, filed on February 16, 2000, and incorporated herein by reference).

4.2	Certificate of Determination of Series C Junior Participating Preferred Stock of the Company (filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 14, 2003, and incorporated herein by reference).

4.3	Bylaws of Questcor Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-13679) filed with the Commission on December 3, 1996).

4.4	Certificate of Amendment to the Questcor Pharmaceuticals, Inc. Bylaws, dated as of March 2, 2006 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on March 2, 2006, and incorporated herein by reference).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Odenberg, Ullakko, Muranishi & Co. LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to the Registration Statement).

99.1	2006 Equity Incentive Award Plan (filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on May 24, 2006).

99.2	2003 Employee Stock Purchase Plan (filed as an exhibit to the Company’s Definitive Proxy on Schedule 14A filed with the Commission on April 10, 2006).

Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union City, State of California, on the 8th day of June, 2006.

QUESTCOR PHARMACEUTICALS, INC.
By:	/s/ James L. Fares
James L. Fares
President and Chief Executive Officer

POWER OF ATTORNEY
     We, the undersigned directors and officers of Questcor Pharmaceuticals, Inc., do hereby constitute and appoint James L. Fares and George M. Stuart, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James L. Fares	President, Chief Executive Officer and Director	June 8, 2006
James L. Fares	(Principal Executive Officer)

/s/ George M. Stuart	Chief Financial Officer	June 8, 2006

George M. Stuart	(Principal Financial and Principal Accounting Officer)

Signature	Title	Date

/s/ Albert Hansen	Chairman of the Board of Directors	June 8, 2006
Albert Hansen

/s/ Don M. Bailey	Director	June 8, 2006
Don M. Bailey

/s/ Neal C. Bradsher	Director	June 8, 2006
Neal C. Bradsher

/s/ Gregg Lapointe	Director	June 8, 2006
Gregg Lapointe

/s/ Virgil D. Thompson	Director	June 8, 2006
Virgil D. Thompson

EXHIBIT INDEX

Number	Description

4.1	Amended and Restated Articles of Incorporation of Questcor Pharmaceuticals, Inc. (filed as an exhibit to the Company’s Registration Statement on Form S-8, Registration Statement No. 333-30558, filed on February 16, 2000, and incorporated herein by reference).

4.2	Certificate of Determination of Series C Junior Participating Preferred Stock of the Company (filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 14, 2003, and incorporated herein by reference) .

4.3	Bylaws of Questcor Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-13679) filed with the Commission on December 3, 1996).

4.4	Certificate of Amendment to the Questcor Pharmaceuticals, Inc. Bylaws, dated as of March 2, 2006 (filed as an exhibit to the Company’s Current Report on Form 8-K filed on March 2, 2006, and incorporated herein by reference).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Odenberg, Ullakko, Muranishi & Co. LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page to the Registration Statement).

99.1	2006 Equity Incentive Award Plan (filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Commission on May 24, 2006).

99.2	2003 Employee Stock Purchase Plan (filed as an exhibit to the Company’s Definitive Proxy on Schedule 14A filed with the Commission on April 10, 2006).